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                         AMENDMENT AND MODIFICATION
                       TO INCENTIVE STOCK OPTION PLAN
                              OF SETECH, INC.
____________________________________________________________________

     This Amendment to the Aviation Education Systems, Inc. Incentive Stock Option Plan (the "Plan") shall be effective as of the date of approval by the Board of Directors of SETECH, Inc(formerly known as Aviation Education Systems, Inc.) (the "Company") and the execution hereof by the President of the Company.

     1. Background. The Company has previously adopted the Plan by due action of the Board of Directors of the Company, and the Company has registered the Plan with the Securities and Exchange Commission by its filing of an S-8 Registration Statement on May 22, 1996, and subsequent to such filing, the Company has changed its name from Aviation Education Systems, Inc. to SETECH, Inc. The Company is further desirous of amending and modifying the Plan as is herein set forth.

     2. Amendment. The Plan, as filed with the Securities and Exchange Commission, is hereby expressly reconfirmed, and except as is herein amended shall be deemed to be in full force and effect.

     2.01 The name of the Plan shall hereinafter be "SETECH, Inc. Incentive Option Plan" and all references to "Company" shall hereinafter be deemed to refer to "SETECH, Inc."

     2.02 Section 2 of the Plan is hereby amended by the deletion of the second sentence thereof and the substitution in lieu thereof of the following:

              Each Committee member shall be ineligible, and shall have been ineligible for the one-year period prior to appointment thereto, for selection as a person to whom stock options may be granted pursuant to this Plan, and shall be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time (the "1934 Act") (or any successor rule of similar import).

     2.03 Section 6.c. is hereby amended by the deletion in the next to the last sentence of such subsection of the word "fourth," and by substitution in lieu thereof of the word "first."

     2.04 Section 13 of the Plan is hereby amended and modified by its deletion in the entirety and by substitution in lieu thereof of the followin

     13.     Change In Control Provisions.

             a. In the event of (1) a Change in Control (as defined) or (2) a Potential Change in Control (as defined), but only if and to the extent so determined by the Committee or the Board of Directors at or after grant (subject to any right of approval expressly reserved by the Committee or the Board of Directors at the time of such determination), the following acceleration and valuation provisions shall apply:

             (i) Any stock options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

            (ii) The value of all outstanding stock options, to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price (as defined by the Committee) as of the date such Change in Control or such Potential Changein Control is determined to have occurred or such other date as theCommittee may determine prior to the Change in Control.

        Notwithstanding the previously-stated intention that this Plan shall grant Incentive Stock Options, if the operation of this provision results in the optionee's exercise of an option grant and/or the disposition of stock acquired by the optionee's exercise of an option prior to the time provided in Code Section 422 for an Incentive Stock Option, the tax treatment available under Code Section 422 shall not be available to the optionee.

     b. As used herein, the term "Change in Control" means the happening of any of the following:

             (i) Any person or entity, including a "group" as defined in Section 13(d)(3) of the 1934 Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, hereafter becomes the beneficial owner of the company's securities having 50 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business), or

             (ii) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or

             (iii) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

     c. As used herein, the term "Potential Change in Control" means the happening of any of the following:

              (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or

              (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, a wholly-owned subsidiary thereof or any employee benefit plan of the Company or its subsidiaries (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5 percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

     2.05 Section 14 of the Plan is hereby amended and modified by its deletion in the entirety.

     3. Approval. This Amendment to the Plan has been approved by a majority vote of the Board of Directors of the Company on this ______ day of January, 1999.

                                     SETECH, INC.
                                     By: ______________________________
                                         Thomas Eisenman, President

                                     Date:  January ______, 1999